Exhibit 99


NEWS  Phillips Petroleum Company
      Public Relations
      Bartlesville, Oklahoma 74004
      http://www.phillips66.com
                         Phillips Shield



                                                  FOR IMMEDIATE RELEASE
                                                  ---------------------
Contacts:
Kristi DesJarlais (media) 918/661-6117
Howard Thill (investors)  918/661-4757


                      Phillips Replaces 114 Percent
                           Of 1999 Production


            Five-year-average replacement equals 110 percent;
                    Five-year F&D costs average $5.57


BARTLESVILLE, Okla., Feb. 15, 2000 --- Phillips Petroleum Company [NYSE:
P] replaced 114 percent of its 1999 worldwide hydrocarbon production at an average finding-and-development cost of $4.81 per barrel-of-oil equivalent (BOE). Excluding acquisitions and sales, Phillips replaced 103 percent of its 1999 worldwide hydrocarbon production.

From 1995 through 1999, Phillips' five-year-average production replacement equaled 110 percent, while finding-and-development costs averaged $5.57 per BOE. The company's three-year-average production replacement equaled 114 percent, while finding-and-development costs averaged $5.92 per BOE.

Phillips' 1999 finding-and-development cost includes significant expenditures associated with two high-potential projects--the company's exploration program in China's Bohai Bay and its Hamaca heavy-oil project in Venezuela's Orinoco oil belt. The company did not book reserves in 1999 for either project. Excluding the costs associated with these two projects, Phillips' 1999 finding-and-development cost was $4.25 per BOE, lowering the company's five-year finding-and-development cost to $5.35 per BOE.

"In 1999, our domestic portfolio shifted more to gas production due to the sale of a number of non-strategic, low-return, oil-producing fields and the acquisition of strategically located gas assets," said Kirby Hedrick, executive vice president, upstream. "Looking forward, we have committed nearly 70 percent of Phillips' 2000 capital budget to worldwide exploration and production activities in support of our strategy to add legacy assets to our portfolio. Further, we believe our drilling program for 2000--including promising plays in the Atlantic Margin and Kazakhstan, as well as additional exploration prospects in China's Bohai Bay--can yield additional long-life reserves."

                                - more -

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Phillips Replaces 114 Percent
Of 1999 Production
Page 2

The company's worldwide hydrocarbon production decreased slightly in 1999 to 182 million BOE, down from 185.5 million BOE in 1998. During the year, Phillips benefited from new production from the Janice and Renee/Rubie fields offshore the United Kingdom, the Siri field offshore Denmark, and the Elang/Kakatua/Kakatua North fields in the Timor Sea, as well as from an asset acquisition in North Louisiana. Decreases in production were primarily due to property sales, normal field declines and lower natural gas output from Norway.

Worldwide proved reserves increased in 1999 to 2.23 billion BOE, up slightly from 2.21 billion BOE in 1998. Worldwide proved reserves of crude oil increased about 1 percent, while worldwide proved reserves of natural gas and natural gas liquids each increased about 2 percent. Phillips' proved reserve-to-current-production ratio is 12.3 years.

As a result of significant, non-strategic asset sales, the company replaced only 6 percent of its reserves produced in the United States at an average cost of $5.08 per BOE. Excluding acquisitions and sales, Phillips replaced 58 percent of its 1999 U.S. hydrocarbon production.

Phillips replaced 206 percent of the non-U.S. reserves it produced at an average cost of $4.72 per BOE. Outside of the United States, the company replaced 184 percent of its crude oil and natural gas liquids production and 258 percent of its natural gas production.

Natural gas comprises 48 percent of Phillips' proved hydrocarbon reserves worldwide and 70 percent of its U.S. reserves.

Finding-and-development costs are the costs of acquiring, exploring for and developing oil and gas reserves, divided by the company's net reserve additions, excluding production and sales.

Phillips is an integrated petroleum company engaged in oil and gas exploration and production worldwide; gas gathering, processing and marketing in the United States; refining, marketing and transportation operations primarily in the United States; chemicals and plastics manufacturing and sales around the globe; and technology development. Founded in Bartlesville, Okla., in 1917, the company had 15,900 employees and $15 billion of assets at the end of 1999, and $14 billion of revenues for the year.

                                - # # # -

For more information see our 1999 F&D and production replacement table at www.phillips66.com/newsroom/images&charts/F&Dtable.doc


  CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS
         OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this press release are "forward-looking statements" within the meaning of The Private Securities Litigation
Reform Act of 1995. Such forward-looking statements involve known and unknown risk and uncertainty. The factors identified in this cautionary statement are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. The words "looking forward" and "believe" identify forward-looking statements. Factors which could cause the result to differ from those expected or believed are: further analysis of current reserve data; additional reserve data not received or analyzed as of December 1 of last year; errors in interpretation and compilation of data; delays or difficulties encountered in drilling; lower than expected results from development wells; and the actions of government. In any forward-looking statement in which the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.


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Phillips Shield

                     Phillips Replaces 114 Percent
                          Of 1999 Production

                                     1998              1999
                               ----------------  ----------------
Worldwide hydrocarbon          185.5 million     182 million BOE
production                     BOE
-----------------------------------------------------------------
U.S. hydrocarbon production    89.7 million BOE  83.5 million BOE
-----------------------------------------------------------------
Non-U.S. hydrocarbon           95.8 million BOE  98.5 million BOE
production
-----------------------------------------------------------------
U.S. reserves replaced         -40 percent       5.6 percent
                               -36 million BOE   4.7 million BOE
                               added vs. 89.7    added vs.
                               million produced  83.5 million
                                                 produced
-----------------------------------------------------------------
Non-U.S. reserves replaced     159 percent       206 percent
                               152 million BOE   203.2 million
                               added vs. 95.8    BOE added vs.
                               million produced  98.5 million
                                                 produced
-----------------------------------------------------------------
Worldwide proved reserves      2.21 billion BOE  2.23 billion BOE
-----------------------------------------------------------------
U.S. proved reserves           871.5 million     792.7 million
                               BOE               BOE
                               39 percent of     36 percent of
                               total proved      total proved
                               reserves          reserves
                               worldwide         worldwide
-----------------------------------------------------------------
Worldwide proved reserves of   958 million       964 million
crude oil and condensate       barrels           barrels
-----------------------------------------------------------------
Worldwide crude oil and        82 million        84 million
condensate production          barrels           barrels
-----------------------------------------------------------------
Worldwide proved reserves of   203 million       207 million
natural gas liquids            barrels           barrels
-----------------------------------------------------------------
Worldwide natural gas liquids  14 million        12 million
production                     barrels           barrels
-----------------------------------------------------------------
Worldwide proved reserves of   6.3 trillion      6.4 trillion
natural gas                    cubic feet        cubic feet
-----------------------------------------------------------------
Worldwide natural gas          537 billion       516 billion
production                     cubic feet        cubic feet
-----------------------------------------------------------------
U.S. reserves replaced,        35 percent        7 percent
without revisions              31 million BOE    5.5 million BOE
                               added vs. 89.7    added vs. 83.5
                               million produced  million produced
-----------------------------------------------------------------
Non-U.S. reserves replaced,    162 percent       185 percent
without revisions              155.5 million     181.9 million
                               BOE added vs.     BOE added
                               95.8 million      vs. 98.5 million
                               produced          produced
-----------------------------------------------------------------
U.S. finding-and-development   $9.37 per BOE     $5.02 per BOE
costs, without revisions
-----------------------------------------------------------------
Non-U.S. finding-and-          $7.77 per BOE     $5.22 per BOE
development costs, without
revisions
-----------------------------------------------------------------
-----------------------------------------------------------------
                                                    Five-Year
                                     1999            Average
                               ----------------  ----------------
Worldwide finding-and-         $4.81 per BOE*    $5.57 per BOE**
development costs
-----------------------------------------------------------------
U.S. finding-and-development   $5.08 per BOE     $6.44 per BOE
costs
-----------------------------------------------------------------
Non-U.S. finding-and-          $4.72 per BOE     $5.29 per BOE
development costs
-----------------------------------------------------------------
 * Worldwide finding-and-development costs for 1999 excluding the costs associated with Bohai Bay and Hamaca were $4.25 per BOE.
** Worldwide five-year average finding-and-development costs for 1999 excluding the costs associated with Bohai Bay and Hamaca were $5.35 per BOE.

NOTE: Worldwide production numbers include fuel--that is, hydrocarbons pumped out of the ground and used on-site to run equipment and machinery.

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